PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The unaudited pro forma condensed combined financial statements presented below are derived from the historical consolidated financial statements of Qwest Communications International Inc. ("Qwest"), SuperNet, Inc. ("SuperNet"), Phoenix Network, Inc. ("Phoenix"), LCI International, Inc. ("LCI") and Icon CMT Corp. ("Icon"). The unaudited pro forma condensed combined balance sheet as of September 30, 1998 gives pro forma effect to the acquisition by Qwest of all the issued and outstanding shares of capital stock of Icon as if the acquisition had occurred on September 30, 1998. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997 give pro forma effect to the acquisitions of SuperNet, Phoenix, LCI and Icon as if such acquisitions had occurred on January 1, 1997. The unaudited pro forma condensed combined financial statements do not give effect to Qwest's acquisition of EUnet International Limited or the proposed joint venture with KPN Telecom B.V. because such disclosure is not required under Rule 3-05 of the Securities and Exchange Commission Regulation S-X.

         LCI's two credit facilities (the "LCI Credit Facilities") expired on December 31, 1998. LCI's discretionary lines of credit may be discontinued at any time at the sole discretion of the providing banks. Certain of LCI's debt securities permit mergers and consolidations, subject to compliance with certain terms of the governing indenture. In November 1998, Qwest paid down the outstanding balances under the LCI Credit Facilities and LCI's lines of credit. The LCI Credit Facilities and LCI's lines of credit have been classified as current in the unaudited pro forma condensed combined financial statements.

         The unaudited pro forma condensed combined financial statements give effect to the acquisitions described above under the purchase method of accounting and are based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements presented on the following pages. The fair value of the consideration has been allocated to the assets and liabilities acquired based upon the fair values of such assets and liabilities at the date of each respective acquisition and may be revised for a period of up to one year from the date of each respective acquisition. The preliminary estimates and assumptions as to the value of the assets and liabilities of LCI and Icon to the combined company is based upon information available at the date of preparation of these unaudited pro forma condensed combined financial statements, and will be adjusted upon the final determination of such fair values. Qwest will complete final allocation of purchase price within one year from the acquisition date. The items awaiting final allocation include LCI network asset valuation and final determination of the costs to sell these assets. It is anticipated that final allocation of the LCI purchase price will not differ materially from the preliminary allocation.

         Qwest has undertaken a study to determine the allocation of the Icon purchase price to the various assets acquired, including in-process research and development projects, and the liabilities assumed. Based upon Qwest's consideration of the study's preliminary findings as of this date, Qwest has allocated a portion of purchase price to certain intangible assets, including in-process R&D. See the footnotes to the pro forma condensed combined financial statements for further information on the preliminary allocation of purchase price. Qwest will complete final allocation of purchase price within one year from the acquisition date.

         The unaudited pro forma condensed combined financial statements do not purport to represent what Qwest's results of operations or financial condition would have actually been or what operations would be if the transactions that give rise to the pro forma adjustments had occurred on the dates assumed and are not indicative of future results. The unaudited pro forma condensed combined financial statements below should be read in conjunction with the historical consolidated financial statements and related notes thereto of Qwest, Phoenix, LCI, SuperNet and Icon.

                                              QWEST COMMUNICATIONS INTERNATIONAL INC.

                                       PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                                  Nine Months Ended Sept. 30, 1998
                                                            (Unaudited)
                                        (Amounts in Millions, Except Per Share Information)


                                                                                    Pro Forma                            Pro Forma
                                                Historical          Pro Forma       Combined,   Historical  Pro Forma    Including
                                         Qwest     LCI     Phoenix Adjustments   Excluding Icon    Icon    Adjustments     Icon
                                        ------- ---------- ------- -----------   -------------- ---------- -----------   ---------
Revenue:

  Communications services               $   884   $ 745      $ 17     $   --         $ 1,646      $   59     $     --     $  1,705

  Construction services                     494      --        --         --             494          --           --          494
                                        -------   -----      ----     ------         -------      ------     --------     --------

                                          1,378     745        17         --           2,140          59           --        2,199
                                        -------   -----      ----     ------         -------      ------     --------     --------

Operating expenses:
  Access and network operations             556     445        13         --           1,014          46           --        1,060

  Construction services                     334      --        --         --             334          --           --          334
  Selling, general and administrative       341     163         7         --             511          29           --          540

  Depreciation and amortization             120      45         1         32  (7)        215           1            9  (5)     231
                                                                          16  (8)                                   6  (6)
                                                                           1  (9)

  Merger costs                               63      --        --        (63)(10)         --           2           (2)(10)      --
  Provision for In-process R&D              750      --        --       (750)(10)         --          --           10  (4)      --
                                                                                                                  (10)(10)
                                        -------   -----      ----     ------         -------      ------     --------     --------

                                          2,164     653        21       (764)          2,074          78           13        2,165
                                        -------   -----      ----     ------         -------      ------     --------     --------

Income (loss) from operations              (786)     92        (4)       764              66         (19)         (13)          34

Other expense (income):
  Interest expense, net                      51      14        --         --              65          (1)          --           64
                                        -------   -----      ----     ------         -------      ------     --------     --------

  Income (loss) before income taxes        (837)     78        (4)       764               1         (18)         (13)         (30)

Income tax expense (benefit)                (14)     30        --         20 (15)         36          --           (1)(15)      35
                                        -------   -----      ----     ------         -------      ------     --------     --------

Net income (loss)                       $  (823)  $  48      $ (4)    $  744         $   (35)     $  (18)    $    (12)    $    (65)
                                        =======   =====      ====     ======         =======      ======     ========     ========

Loss per share - basic and diluted      $ (3.17)                                                                          $  (0.20)
                                        =======                                                                           ========
Weighted average shares used for
calculating loss per share -
basic and diluted                           260                                                                                329
                                        =======                                                                           ========

                       See accompanying notes to unaudited pro forma condensed combined financial statements.

                                              QWEST COMMUNICATIONS INTERNATIONAL INC.

                                       PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                                    Year Ended December 31, 1997
                                                            (Unaudited)
                                        (Amounts in Millions, Except Per Share Information)

                                                                                  Pro Forma                               Pro Forma
                                             Historical            Pro Forma      Combined,     Historical  Pro Forma     Including
                                     Qwest      LCI     Phoenix   Adjustments  Excluding Icon      Icon    Adjustments      Icon
                                    ------   ---------- -------   -----------  --------------   ---------- -----------    --------
Revenue:
  Communications services           $  115    $ 1,642    $  77      $   6  (11)   $  1,840         $  52      $   --      $  1,892

  Construction services                581         --       --         --              581            --          --           581
                                    ------    -------    -----      -----         --------         -----     -------      --------

                                       696      1,642       77          6            2,421            52          --         2,473
                                    ------    -------    -----      -----         --------         -----     -------      --------
Operating expenses:
  Access and network operations         91        986       57          3  (11)      1,137            39          --         1,176

  Construction services                397         --       --         --              397            --          --           397
  Selling, general and
    administrative                     164        417       30          3  (11)        614            24          --           638

  Depreciation and amortization         20         96        4          2   (9)        240             1          12  (5)      261
                                                                        1  (11)                                    8  (6)
                                                                        3  (12)
                                                                       76   (7)
                                                                       38   (8)

  Merger costs                          --         45       --        (45) (13)         --            --          --            --
                                    ------    -------    -----      -----         --------         -----     -------      --------

                                       672      1,544       91         81            2,388            64          20         2,472
                                    ------    -------    -----      -----         --------         -----     -------      --------

Income (loss) from operations           24         98      (14)       (75)              33           (12)        (20)            1

Other expense (income):
  Interest expense, net                  7         36        1          1  (14)         45             1          --            46
  Other                                 (7)        --       --         --               (7)           --          --            (7)
                                    ------    -------    -----      -----         --------         -----     -------      --------

  Income (loss) before income taxes     24         62      (15)       (76)              (5)          (13)        (20)          (38)

Income tax expense (benefit)             9         31       --          2  (15)         42            --          (3)(15)       39
                                    ------    -------    -----      -----         --------         -----     -------      --------

Net income (loss)                   $   15    $    31    $ (15)     $ (78)        $    (47)        $ (13)    $   (17)     $    (77)
                                    ======    =======    =====      =====         ========         =====     =======      ========

Earnings (loss) per share - basic   $ 0.08                                                                                $  (0.24)
                                    ======                                                                                ========
Earnings (loss) per share - diluted $ 0.07                                                                                $  (0.24)
                                    ======                                                                                ========

Weighted average shares used for
  calculating earnings (loss) per
  share - basic                        191                                                                                     326
                                    ======                                                                                ========
Weighted average shares used for
  calculating earnings (loss) per
  share - diluted                      194                                                                                     326
                                    ======                                                                                ========

                       See accompanying notes to unaudited pro forma condensed combined financial statements.


                                             QWEST COMMUNICATIONS INTERNATIONAL INC.

                                            PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                        September 30, 1998
                                                           (Unaudited)
                                                      (Amounts in Millions)

                                                                       Historical
                                                              ----------------------------        Pro Forma           Pro Forma
                                                                  Qwest           Icon           Adjustments          Combined
                                                              ------------    ------------       -----------         -----------
ASSETS
Current assets:
    Cash                                                      $        225    $         10        $       --         $       235
    Trade accounts receivable, net                                     294              12                --                 306
    Deferred income tax asset                                          297              --                --                 297
    Prepaid expenses and other                                         314               5                --                 319
                                                              ------------    ------------        ----------         -----------

      Total current assets                                           1,130              27                --               1,157

    Property and equipment, net                                      2,044              14                --               2,058

    Excess of cost over net assets acquired                          3,204              --               177 (4)           3,381

    Other, net                                                         456              --                74 (4)             530
                                                              ------------    ------------        ----------         -----------

    TOTAL ASSETS                                              $      6,834    $         41        $      251         $     7,126
                                                              ============    ============        ==========         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities                                          $      1,180    $         17        $        4 (4)     $     1,201
 Long-term debt and capital lease obligations                        1,387              --                --               1,387
 Other long-term liabilities                                           515              --                30 (4)             545
                                                              ------------    ------------        ----------         -----------

    Total liabilities                                                3,082              17                34               3,133

Commitments and contingencies

Stockholders' equity:
    Preferred stock                                                     --              --                --                  --
    Common stock                                                         3              --                --                   3
    Additional paid-in capital                                       4,603              63               251 (4)           4,854
                                                                                                         (63)(4)
    (Accumulated deficit) retained earnings                           (854)            (39)               39 (4)            (864)
                                                                                                         (10)(4)
                                                              ------------    ------------        ----------         -----------

       Total stockholders' equity                                    3,752              24               217               3,993
                                                              ------------    ------------        ----------         -----------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $      6,834    $         41        $      251         $     7,126
                                                              ============    ============        ==========         ===========

                      See accompanying notes to unaudited pro forma condensed combined financial statements.

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


(1) On June 5, 1998, Qwest acquired LCI, a communications service provider, for approximately $3.9 billion in Qwest Common Stock. At the close of the acquisition (the "LCI Merger"), Qwest issued approximately 129.9 million shares of Qwest common stock (including outstanding LCI stock options assumed by Qwest) and incurred approximately $13.5 million in direct acquisition costs. The LCI Merger was accounted for as a purchase.

(2) Represents the purchase by Qwest of the outstanding shares of LCI common stock, the assumption of certain liabilities, the incurrence of related transaction costs, and the initial allocation of the pro forma purchase price. (amounts in millions)

         Aggregate value of stock consideration(a) ..................   $ 3,657
         Value of LCI outstanding stock options assumed by Qwest(b) .       260
         Direct costs of the acquisition ............................        14
                                                                        -------
                                                                        $ 3,931
                                                                        =======
         Allocation of purchase price:
         Working capital, excluding deferred taxes ..................   $  (352)
         Deferred federal income taxes (c) ..........................       144
         Property and equipment .....................................       717
         Goodwill ...................................................     3,026
         Research and development (d) ...............................       682
         Developed technology (d) ...................................       318
         Other intangible assets ....................................        65
         Long-term debt, excluding current portion ..................      (462)
         Other liabilities and assets, net ..........................      (207)
                                                                        -------
                             Total ..................................   $ 3,931
                                                                        =======


   (a) Represents the value of Qwest Common Stock issued for the acquisition of the approximately 98.3 million shares of LCI common stock outstanding. Based on an average trading price of $31.92, for a specified period prior to closing as required by the Qwest/LCI merger agreement. Qwest issued approximately 114.6 million shares of Qwest Common Stock to acquire all the outstanding shares of LCI common stock.

   (b) Represents the assumption by Qwest of the approximately 13.1 million stock options outstanding under LCI's stock option plans. Based upon an exchange ratio of 1.1661, Qwest issued approximately 15.3 million Qwest stock options to assume the outstanding LCI stock options.

   (c)   Represents the allocation of purchase price to deferred income taxes.

   (d) In connection with the acquisition of LCI, Qwest allocated $682 million of the purchase price to in-process research and development ("R&D") projects. $318 million was allocated to developed technology and $65 million to other intangible assets, while $3,026.0 million was allocated to goodwill. This allocation to the in-process R&D represents the estimated fair value based on risk-adjusted cash flows related to the incomplete projects. At the date of the merger, the development of these projects had not yet reached technological feasibility and the R&D in progress had no alternative future uses. Accordingly, these costs were expensed as of the merger date.

         Through the use of third party appraisal consultants, Qwest assessed and allocated values to the in-process research and development. The values assigned to these assets were determined by identifying significant research projects for which technological feasibility had not been established. These assets consisted of a significant number of R&D projects grouped into three categories: (1) next-generation network systems automation tools; (2) advanced data services, including Frame Relay and IP technologies; and (3) new operational systems and tools. Taken together, these projects, if successful, will enable Qwest to provide advanced voice and data services as well as sophisticated network management and administration functions. A brief description of the three categories of in-process projects is presented below:

         o R&D Related to Network Systems Automation. These R&D projects are intended to create a new method of automating LCI's service provisioning and network management systems, and were valued at approximately $218 million. These proprietary projects include the development of data warehousing and new interface technologies to enable the interchange of data across disparate networks. As of the transaction date, Qwest believes the overall project was 60% complete. Development efforts through September 30, 1998 have proceeded according to expectations. The expected costs to complete the projects are approximately $4 million in 1998 and $10 million in 1999. While material progress has been made with these projects, significant risk still is associated with their completion. If these projects are unsuccessful, their expected contribution to revenues and profits will not materialize.

         o R&D Related to Frame Relay and IP Services. These projects involve R&D related to the deployment of frame relay and IP technologies within the LCI network, and were valued at approximately $155 million. With the completion of this next-generation network, LCI will be able to address emerging new demand trends for data services. Management considers this a complex project due to the customized work required. As of the transaction date, Qwest believes the overall project was 60% to 70% complete. Development efforts through September 30, 1998 have proceeded according to expectations. The expected costs to complete the projects are approximately $53 million in 1998 and $7 million in 1999. While material progress has been made with these projects, significant risk still is associated with their completion. If these projects are unsuccessful, their expected contribution to revenues and profits will not materialize.

         o R&D Related to Operational Systems and Tools. These projects involve R&D related to the development of new service and network management tools and engineering functions, and were valued at approximately $309 million. These proprietary projects are closely associated with LCI's deployment of advanced data services. Applications enabled by these new technologies include the ability to offer new products and service packages. As of the transaction date, Qwest believes the projects were 60% to 70% complete. Development efforts through September 30, 1998 have proceeded according to expectations. The expected costs to complete the projects are approximately $10 million in 1998 and $24 million in 1999. While material progress has been made with the R&D projects, these are unique technologies and significant risk is associated with their completion. If these projects are unsuccessful, their expected contribution to revenues and profits will not materialize.

Remaining R&D efforts for these projects include various phases of technology design, development and testing. Anticipated completion dates for the projects in progress will occur in phases over the next two years, at which point Qwest expects to begin generating the economic benefits from the technologies.

The value assigned to purchased in-process technology was determined by estimating the contribution of the purchased in-process technology to developing commercially viable products, estimating the resulting net cash flows from the expected product sales of such products, and discounting the net cash flows from the expected product sales of such products to their present value using a risk-adjusted discount rate.

Qwest estimates total revenues from the specific acquired in-process technology to peak in 2003 and steadily decline from 2004 through 2009 as other new product and service technologies are expected to be introduced by Qwest. These projections are based on management's estimates of market size and growth, expected trends in technology, and the expected timing of new product introductions.

Discounting the net cash flows back to their present values is based on the weighted average cost of capital ("WACC"). The business enterprise is comprised of various types of assets, each possessing different degrees of investment risk contributing to LCI's overall weighted average cost of capital. Intangible assets are assessed higher risk factors due to their lack of liquidity and poor versatility for redeployment elsewhere in the business. Reasonable returns on monetary and fixed assets were estimated based on prevailing interest rates. The process for quantifying intangible asset investment risk involved consideration of the uncertainty associated with realizing discernible cash flows over the life of the asset. A discount rate of 19% was used for valuing the in-process research and development. This discount rate is higher than the implied WACC due to the inherent uncertainties surrounding the successful development of the purchased in-process technology, the useful life of such technology, the profitability levels of such technology, and the uncertainty of technological advances that are unknown at this time. As is standard in the appraisal of high growth markets, projected revenues, expenses and discount rates reflect the probability of technical and marketing successes.

The  value  of the  in-process  projects  was  adjusted  to  reflect  value  and contribution of the acquired research and development. In doing so, consideration was given to the R&D's stage of completion, the complexity of the work completed to date, the difficulty of completing the remaining development, costs already incurred, and the projected cost to complete projects.

Qwest believes that the foregoing assumptions used in the forecasts were reasonable at the time of the merger. Qwest cannot assure, however, that the underlying assumptions used to estimate expected project sales, development costs or profitability, or the events associated with such projects, will transpire as estimated. For these reasons, actual results may vary from the projected results.

Qwest expects to continue its support of these efforts and believes Qwest has a reasonable chance of successfully completing the R&D programs. However, risk is associated with the completion of the projects and Qwest cannot assure that the projects will meet with either technological or commercial success.

If none of these projects is successfully developed, the sales and profitability of Qwest may be adversely affected in future periods. The failure of any particular individual project in-process would not materially impact Qwest's financial condition, results of operations or the attractiveness of the overall LCI investment. Operating results are subject to uncertain market events and risks, which are beyond Qwest's control, such as trends in technology, government regulations, market size and growth, and product introduction or other actions by competitors.

The developed technology, other intangibles and goodwill will be amortized on a straight-line basis over 10 years, 10 years and 40 years, respectively.

(3) On March 30, 1998, Qwest acquired Phoenix pursuant to a transaction whereby each outstanding share of Phoenix common stock was exchanged for shares of Qwest Common Stock having an aggregate market value equal to approximately $27.2 million, and future payments of up to $4.0 million.

(4) On December 31, 1998, Icon shareholders ratified, by a vote of the shareholders of record, a definitive merger agreement with Qwest (the "Icon Merger Agreement"). The Icon Merger Agreement provides for the acquisition of Icon in a stock-for-stock merger, which will be accounted for as a purchase. The actual number of shares of Qwest
         Common Stock to be exchanged for each Icon share was determined by dividing $12 by a 15-day volume weighted average of trading prices for Qwest Common Stock prior to the Icon shareholders meeting. The exchange ratio was fixed at .3200, as the Qwest average stock price of $43.9693 exceeded the $37.50 ceiling for determining the exchange ratio. As of December 31, 1998, approximately 15.9 million shares of Icon Common Stock were outstanding. Therefore, approximately 5.1 million shares of Qwest Common Stock were issued to the Icon shareholders (excluding 0.8 million shares to be issued upon the exercise of outstanding Icon stock options and warrants assumed by Qwest).

         The total cost of the Icon acquisition is approximately $254.1 million, including $3.5 million of direct costs of the acquisition. Based on a preliminary valuation analysis, Qwest allocated $10.0 million to in-process research and development ("R&D") projects, $74.1 million to other intangible assets, and $177.0 million to goodwill. At the date of the merger, the R&D projects had not reached technological feasibility, and these projects do not have alternative future uses. Accordingly, these costs were expensed as of the merger date. The other intangibles will be amortized on a straight-line basis over their respective useful lives of 4 to 10 years. Goodwill will be amortized on a straight-line basis of 15 years.

(5) Represents the amortization of goodwill from the preliminary Icon purchase price allocation. The amortization is calculated using an estimated useful life of 15 years. See note 4.

(6) Represents the amortization of other intangible assets on straight-line basis that result from the preliminary Icon purchase price allocation using estimated useful lives of 4 to 10 years. See note 4.

(7)      Represents  the   amortization  of  goodwill  that  resulted  from  the
         preliminary LCI purchase price allocation. Goodwill amortization is calculated using an estimated useful life of 40 years. See note 2.

(8) Represents the amortization of developed technology and other intangible assets that results from the preliminary LCI purchase price allocation. Developed technology and other intangible assets amortization is calculated using an estimated useful life of 10 years. See note 2.

(9) Represents the amortization of goodwill that resulted from the Phoenix purchase price allocation. Goodwill amortization is calculated using an estimated useful life of 15 years.

(10)     Merger  costs  and the  provision  for  in-process  R&D are  eliminated because they are non-recurring in nature. Merger costs and the provision for in-process R&D for Qwest are directly attributable to the LCI Merger and Icon Merger, as applicable. These charges are non-deductible for federal tax purposes.

(11) On October 22, 1997, Qwest acquired from an unrelated third party all the outstanding shares of common stock, and common stock issued at the closing of the acquisition of SuperNet for $20.0 million in cash. The acquisition was accounted for using the purchase method of accounting, and the purchase price was allocated on that basis to the net assets acquired. The historical statement of operations of Qwest includes the operating results of SuperNet beginning October 22, 1997. This pro forma adjustment represents SuperNet's unaudited results of operations for the period January 1, 1997 to October 21, 1997.

(12) Represents amortization for the period January 1, 1997 to October 21, 1997 of goodwill that resulted from the SuperNet purchase price allocation.

(13) Represents the reversal of merger costs recognized by LCI in the acquisition of USLD Communications Corp., which had been accounted for under the pooling-of-interests method.

(14) Represents the amortization of LCI debt premium over the 10- year life of the underlying debt.

(15) Represents the assumed income tax effect of the pro forma adjustment relating to the amortization of developed technology, other intangible assets, the reversal of historical merger costs and the amortization of LCI's debt premium.

(16) Effective with the LCI merger, Qwest is no longer included in the consolidated federal income tax return of Anschutz Company, Qwest's majority shareholder. As a result, the tax sharing agreement with Anschutz Company is no longer effective. Qwest previously recognized a deferred tax asset attributable to its net operating loss carryforwards under the tax sharing agreement.

         Qwest currently believes the tax benefits previously recognized under the tax sharing agreement may be realized through tax planning strategies. Accordingly, any in-substance dividend


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         resulting  from  the  deconsolidation  from  Anschutz  Company  is  not expected to be material to the consolidated balance sheet of Qwest.

(17) Transactions among Qwest, SuperNet, Phoenix, LCI and Icon are not significant.